EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

Engelhard, North Carolina

We consent to the use of our report in this registration statement on Form S-1 of ECB Bancorp, Inc. and subsidiary of our report dated February 28, 2006 with respect to the 2005 consolidated financial statements of ECB Bancorp, Inc. and subsidiary and to the reference to our firm under the heading “Experts”.

/s/ DIXON HUGHES PLLC

Greenville, North Carolina
March 3, 2006